LOCK-UP AGREEMENT

October __, 2013

Ladies and Gentlemen:

The undersigned (the “Shareholder”) is a current or former director, executive officer or beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (each, a “Company Security”) of Dethrone Royalty Holding, Inc., a Nevada corporation (the “Company”). The Company and Throwdown Industries Holdings, LLC (“Throwdown”) are entering into a License Agreement, dated on or about the date hereof (the “License Agreement”). The Shareholder understands that Throwdown will proceed with the License Agreement in reliance on this Lock-Up Agreement.

1. In recognition of the benefit that the License Agreement will confer upon the Shareholder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder agrees, that, during the period beginning on the date hereof and ending on the sooner of (i) date that the License Agreement is terminated or the date upon which Throwdown is in breach of the License Agreement (the “Lockup Period”), the Shareholder will not, without the prior written consent of Throwdown directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of the Company (each, a “Company Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Shareholder on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Company Security (each of the foregoing, a “Prohibited Sale”).

2. Notwithstanding the foregoing, the Shareholder (and any transferee of the Shareholder) may transfer any shares of a Company Security (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, and notwithstanding anything to the contrary herein, the foregoing shall not prohibit the Shareholder from (selling subject to applicable securities laws, rules and regulations) in a public or private transaction up to 10% of the Company Securities beneficially owned by the Shareholder.

3. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the state of New York.

4. Any attempted or purported sale or other transfer of any Company Security by the undesigned in violation of the terms of this Lock-Up Agreement shall be null and void ab initio. The Company shall, and shall instruct its transfer agent to, reject and refuse to transfer on its books any Company Security that may have been attempted to be sold or otherwise transferred in violation of any of the provisions of this Lock-Up Agreement and shall not recognize any person or entity.

5. This Lock-Up Agreement will become a binding agreement among the Shareholder as of the date hereof. In the event that the License Agreement is terminated for any reason or if Throwdown has breached the License Agreement, this Lock-Up Agreement shall be null and void. This Lock-Up Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Company, Throwdown and the Shareholder, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Lock-Up Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Lock-Up Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

Very truly yours,

Print Name of Shareholder:

Address:

Number of shares of Common Stock owned:

Certificate Numbers:

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Accepted and Agreed to:

DETHRONE ROYALTY HOLDING, INC.

By:
Name:
Title:

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